Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-275113 on Form S-1 of our report dated September 1, 2023, (November 6, 2023, as to the effects of the reverse stock split described in Note 15) relating to the financial statements of Cargo Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

November 6, 2023